EXHIBIT 10.4

FIRST FEDERAL SAVINGS BANK

DIRECTORS CONSULTATION AND RETIREMENT PLAN

WHEREAS, First Federal Savings Bank (the “Bank”) wish to reward the years of extensive service provided by the members of the Board of Directors and to continue to attract and to retain the best talent available to serve on its Board of Directors as a director; and

WHEREAS, it is deemed advisable and in the best interests of the Bank to offer to its members of the Board of Directors financial incentives in the form of deferred compensation, to encourage such participation and service to the Bank, as directors, and following retirement to encourage such individuals to continue to serve the Bank as a consulting director for a period of time thereafter;

NOW THEREFORE, BE IT RESOLVED, at its meeting held on June 20, 2002, the Board of Directors of the Bank has authorized and adopted the First Federal Savings Bank Directors Consultation and Retirement Plan; and

RESOLVED that the Plan shall be implemented effective July 1, 2002 as follows:

ARTICLE I

DEFINITIONS

The following words and phrases as used herein shall, for the purpose of the Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content:

“Bank” means First Federal Savings Bank, Sistersville, West Virginia, or any predecessor or successor thereto.

“Beneficiary” shall mean the surviving spouse of the Participant, if any, or the estate of the Participant, if no surviving spouse.

“Board” means the Board of Directors of the Bank, as constituted from time to time, and successors thereto.

“Change in Control” shall mean: (i) the sale of all, or substantially all, of the assets of the Bank or the Parent; (ii) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity; (iii) a change in control of the Bank or the Parent, as otherwise defined or determined by the OTS, or regulations promulgated by such agency; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term “person” means an individual other than the Participant, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

“Committee” means the Board or the administrative committee as appointed by the Board pursuant to Section 7.11 herein.

“Director” means a member of the Board of Directors of the Bank.

“Disability” means a mental or physical disability which prevents the Director or Advisory Director from performing the normal duties of his or her position with the Bank. The disability must have prevented such individual from performing his or her duties for at least three months, and a physician satisfactory to both the individual and the Bank must certify that the individual is disabled from performing his or her normal duties with the Bank thereafter.

“Effective Date” means July 1, 2002.

“Parent” means Sistersville Bancorp, Inc., or any successor parent holding company of the Bank.

“Participant” means a Director serving on or after the Effective Date and electing to participate in the Plan. A Participant in the Plan shall continue as long as he or she fulfills all the requirements for participation subject to the right of termination, amendment, and modification of the Plan set forth herein.

“Plan” means the First Federal Savings Bank Directors Consultation and Retirement Plan as set forth herein, and as may be amended from time to time by the Board.

“Retirement Benefit Amount” means the benefit payable under the Plan in accordance with Section 2.4 herein.

“Retirement Date” means the date of termination of service as a Director following a Participant’s completion of not less than seven (7) years of service as a Director. Upon Disability or death, a Director shall be deemed to have terminated service as of such date.

“Service” or “Years of Service” means all years of service, including partial years, as a Director of the Bank, or any predecessor or successor entities of the Bank. Years of service as a Director need not be continuous.

“Trust” shall mean any trust agreement entered into on behalf of the Plan by the Bank for the purpose of holding assets of the Bank in order to promote the efficient administration of the Plan.

ARTICLE II

BENEFITS

2.1 Retirement. Upon a Participant’s termination from service as a Director on or after his or her Retirement Date, the Bank shall pay to the Participant the Retirement Benefit Amount, as

described and in the amount set forth at Article II, Section 2.4. Payment of such Retirement Benefit Amount shall begin on the first business day of the month immediately following a Participant’s Retirement Date or such later date as specified in the agreement contained at Schedule A hereto and approved by the Committee. The payments will continue to be paid on the first business day of each subsequent month until all scheduled payments are made to the Participant. Except as provided at Article II, Sections 2.2, 2.3 and 2.5 herein, upon a Participant’s termination from service as a Director of the Bank prior to his or her Retirement Date, the Bank shall have no financial obligations to the Participant under the Plan.

2.2 Change in Control.

(a)   Lump Sum Election. Benefits payable to a Participant who has terminated from service as a Director prior to the date of a Change in Control of the Bank shall nevertheless remain payable thereafter without regard to such Change in Control. However, upon a Change in Control, all future benefits payable to a Participant pursuant to Sections 2.1, 2.2, and 2.3 of the Plan, shall be made in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a two (2) year U.S. Treasury Note on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.

(b)   Years of Service Presumed Completed. A Participant that has not terminated from service as a Director prior to the date of Change in Control of the Bank shall, as of the date of a Change in Control, be presumed to have completed not less than seven (7) Years of Service, and such Participant shall be eligible to receive the Retirement Benefit Amount set forth herein at Article II, Section 2.4 immediately upon termination of service as a Director following the date of a Change in Control without regard to the actual years of service of such Participant, if less than that provided herein. Such Retirement Benefit Amount shall be paid to the Participant in the form of a lump sum payment equal to the Retirement Benefit Amount payable under Section 2.4. Payment of the lump sum amount shall be made to the Participant as soon as practicable after the Participant’s termination from service following a Change in Control.

2.3 Total and Permanent Disability. In the event of the Disability of a Participant, such Participant will be paid the Retirement Benefit Amount specified at Article II, Section 2.4; and such Participant shall be presumed to have attained the Retirement Date. For purposes of benefits accrual, such Participant’s years of service shall be determined based upon the date of certification of his or her Disability; provided that for the purpose of determining the level of benefit under Section 2.4, the Participant shall be presumed to have completed at least seven (7) Years of Service as of the date of such Disability. Payment of such benefits shall begin on the first business day of the month immediately following the Bank’s receipt of a certification of such Participant’s Disability.

2.4 Benefit Payments. A Participant who retires as a Director on or after his or her Retirement Date and who enters into an agreement with the Bank to be a consulting director of the Bank (in a form similar to that contained at Schedule A hereto) shall receive the Retirement Benefit

Amount as follows: The Retirement Benefit Amount shall be payable in the amount of $1,200 per month for the period commencing on the first day of the month occurring on or immediately following the Retirement, and continuing monthly for such number of months represented by the total Years of Service that such Participant served as a Director; provided that in no event shall such number of monthly payments exceed twenty (20) months. For example, a Participant who retires as a Director with 14 Years of Service shall receive 14 monthly payments of $1,200 each; a Director retiring with 24 Years of Service shall receive 20 monthly payments of $1,200 each.

2.5 Payments Upon Death of Participant. Upon the death of a Participant who is receiving benefit payments under the Plan prior to his or her death, the remaining payments to be made under the Plan (if any) shall thereafter be made to the Beneficiary. Upon the death of a Participant who is not receiving benefit payments under the Plan prior to his or her death, if the Participant as of the date of death otherwise meets the requirements of the Plan, the Bank shall make the payments to be made under the Plan to the Participant’s Beneficiary. Upon the death of a Participant who is not receiving benefit payments under the plan prior to his or her death, if the Participant as of the date of death does not meet the requirements of the Plan, the Bank shall have no further financial liability to the Participant or the Participant’s Beneficiary.

2.6 Notice of Retirement. A Director electing to participate in the Plan shall deliver written notice (“Notice”) to the Board not less than thirty (30) days prior to the actual Retirement Date that such Director elects to participate in the Plan. Such Notice, in a form similar to that contained at Schedule A hereto, shall specify the date of such retirement by the Director and the Participant’s availability as a consulting director. A Participant who terminates service as a Director upon the Disability or death of the Participant, or upon a Change in Control of the Bank shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

2.7 Alternative Forms of Benefit Payment. The Committee may at any time distribute the Retirement Benefit Amount with respect to all future benefits payable pursuant to Sections 2.1, 2.2, 2.3 and 2.5 of the Plan, in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a two (2) year U.S. Treasury Note on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.

ARTICLE III

INSURANCE/OTHER INVESTMENTS

3.1 Ownership of Insurance. The Bank, in its sole discretion, may elect to purchase one or more life insurance policies on the lives of Participants in order to provide funds to the Bank to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Bank may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Bank or its designated Trust, and neither the Participant, nor any heir, spouse or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy. The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any of the benefits payable thereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Bank’s general creditors.

3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, each Participant, as may be requested by the Bank from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Bank to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Bank in any form or manner.

3.3 Death of Participant. On the death of the Participant, the proceeds derived from such insurance policy, if any, shall be paid to the Bank or its designated Trust.

ARTICLE IV

TRUST/NON-FUNDED STATUS OF PLAN

4.1 Trust/Non-Funded Status of Plan. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Bank. No person other than the Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to any Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

In order to facilitate the accumulation of funds necessary to meet the costs of the Bank under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchased pursuant to Article III, and to pay benefits to the extent that the cash value and/or proceeds of any insurance policies are not adequate to make payments to a Participant when such payments shall become due under the Plan), the Bank may enter into a Trust Agreement. The Bank, in its discretion, may elect to place any life insurance policies purchased pursuant to Article III into a Trust. In addition, the Board may (in its sole discretion) place in said Trust such additional amounts as it deems appropriate from time to time. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Bank.

ARTICLE V

VESTING

5.1 Vesting. All benefits payable hereunder shall be deemed 100% vested and non-forfeitable by the Participant upon his or her meeting the requirements set forth at Sections 2.1, 2.2, 2.3 or 2.5 herein. No benefits shall be deemed payable hereunder for any period prior to the time that such benefits shall be deemed 100% vested and non-forfeitable.

ARTICLE VI

TERMINATION OF BENEFITS

6.1 Termination of Benefits Rights. All rights of a Participant shall terminate immediately upon the Participant ceasing to be in the active service of the Bank prior to the time that benefits payable under the Plan shall be deemed to be 100% vested and non-forfeitable in accordance with Article V. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this Section 6.1.

ARTICLE VII

GENERAL PROVISIONS

7.1 Other Benefits. Nothing in this Plan shall diminish or impair a Participant’s eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Bank now or hereinafter in effect.

7.2 No Effect on Employment or Service. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Bank any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

7.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Bank and binding upon the Bank, its successors and assigns.

7.4 Modification. The Bank, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto without regard to whether such rights or benefits shall be deemed vested as of such date. To the extent feasible, the Bank shall give thirty (30) days notice in writing to any Participant prior to the effective date of any amendment, modification or termination of this Plan.

7.5 Arbitration. Any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Bank, with such arbitration hearing to be held at the offices of the American Arbitration Bank nearest to the home office of the Bank, unless otherwise mutually agreed to by the Participant and the Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

7.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. The rights of a Participant hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant. Further, a Participant’s rights under the Plan are not subject to the debts, contracts, liabilities, engagements, or torts of any

Participant. No Participant shall have any right under this Plan or right against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Bank pursuant to the unsecured promise of the Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to a Participant. No Participant shall have any discretion in the use, disposition, or investment of any asset acquired or set aside by the Bank to provide benefits under this Plan.

7.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an “employee welfare benefit plan” nor an “employee pension benefit plan” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended (“IRC”).

7.8 Regulatory Matters.

(a)   The Participant shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for “Just Cause” shall include termination because of the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

(b)   Notwithstanding anything herein to the contrary, any payments made to a Participant pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder.

(c)   Notwithstanding anything herein to the contrary, the Retirement Benefit Amount to be paid in accordance with Article II shall be reduced in such manner and to such extent as may be deemed necessary by the Bank in order that no payments to be made in accordance with the Plan, when aggregated with all other payments to be made by the Bank or the Parent, or any other members of a controlled group of corporations including the Bank, will be deemed an “excess parachute payment” as defined at Section 280G of the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder (“Code”).

7.9 Incompetency. If the Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Bank under the Plan.

7.10 Construction. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee’s interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Bank shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or lack of good faith.

7.11 Plan Administration. The Board shall administer the Plan; provided, however, that the Board may appoint an administrative committee (i.e., the Committee) to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

7.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of West Virginia (“State”), except to the extent that federal law shall be deemed to apply.

7.13 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Bank, and unless clearly inapplicable, reference herein to the Bank shall be deemed to include any successor or successors of the Bank.

7.14 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Bank and any Participants hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Bank has caused the Plan to be executed by its duly authorized officer.

First Federal Savings Bank

By:

Date	Title:

Date	Witness

SCHEDULE A

First Federal Savings Bank

DIRECTORS’ CONSULTATION AND RETIREMENT PLAN

NOTICE OF RETIREMENT AND PARTICIPATION

WHEREAS, the Board of Directors of First Federal Savings Bank (“Bank”) has previously adopted the First Federal Savings Bank Directors Consultation and Retirement Plan (“Plan”); and

WHEREAS, upon retirement as a Director, I am eligible to elect to participate in the Plan.

My signature below hereby evidences my request to the Bank of my election to participate in the Plan, as follows:

1.	This election to participate in the Plan is being delivered to the Bank effective ;

2.	I hereby resign as a director of the Bank as of (“Retirement Date”);

3.	Upon retirement as a director as of the Retirement Date, I shall be appointed as a Consulting Director to the Bank and shall be available to advise the Bank from time to time on business and community relations matters as may be requested;

4.	As a Consulting Director, I will not have any specific duties or responsibilities, except as may be specifically requested from time to time by the Board;

5.	Compensation as a Consulting Director shall be as specified at Article II of the Plan as a consulting retainer and retirement benefit;

6.	Any benefits payable in accordance with the Plan shall following my death be payable to my surviving spouse, or in the absence of such surviving spouse, to my estate;

7.	I understand that my benefit payments shall commence as of the first day of the month occurring on or after the Retirement Date;

8.	I understand that the above listed items constitute the only benefits that shall be delivered to me as a Participant in the Plan as further detailed in the Plan.

A-1

Entered into on such date as noted below:

Accepted:

Date

Accepted:

	For the Bank	Date

A-2